Capital World Growth and Income Fund, Inc 333 South Hope Street Los Angeles, California 90071 Telephone (213) 486-9200 Fax (213) 486-9455
November 30, 2011

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 48K, 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2, complete answers are as follows:

Item 48K
If the answer to 47 is 'Y' (Yes), fill in the table or single fee rate applied to Registrant's Series' assets based on the advisory contract

Step:	Asset Value: ($000s omitted)	Annual Fee rate
K) over	115,000,000	0.350%

Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period

Share Class	Total Income Dividends (000’s omitted)
Class A	$1,340,861
Class B	$40,785
Class C	$99,005
Class F1	$97,133
Class F2	$44,057
Total	$1,621,841
Class 529-A	$53,362
Class 529-B	$2,679
Class 529-C	$9,646
Class 529-E	$2,092
Class 529-F1	$1,770
Class R-1	$5,238
Class R-2	$22,987
Class R-3	$53,891
Class R-4	$54,813
Class R-5	$40,150
Class R-6	$40,031
Total	$286,659

Item 73 A1 and 73A2
Distributions per share for which record date passed during the period

Share Class	Dividends from Net Investment Income
Class A	$0.9000
Class B	$0.6187
Class C	$0.6130
Class F1	$0.8924
Class F2	$0.9865
Class 529-A	$0.8798
Class 529-B	$0.5851
Class 529-C	$0.5980
Class 529-E	$0.7816
Class 529-F1	$0.9554
Class R-1	$0.6301
Class R-2	$0.6282
Class R-3	$0.7887
Class R-4	$0.8939
Class R-5	$1.0018
Class R-6	$1.0198

Item 74U1 and 74U2
Number of shares outstanding

Share Class	Shares Outstanding (000’s omitted)
Class A	1,399,976
Class B	56,512
Class C	145,285
Class F1	101,482
Class F2	43,020
Total	1,746,275
Class 529-A	62,283
Class 529-B	4,138
Class 529-C	16,303
Class 529-E	2,751
Class 529-F1	2,038
Class R-1	8,526
Class R-2	34,886
Class R-3	66,677
Class R-4	60,656
Class R-5	39,068
Class R-6	53,102
Total	350,428

Item 74V1 and 74V2
Net asset value per share (to nearest cent)

Share Class	Net Asset Value Per Share
Class A	$32.57
Class B	$32.37
Class C	$32.23
Class F1	$32.51
Class F2	$32.56
Class 529-A	$32.49
Class 529-B	$32.36
Class 529-C	$32.34
Class 529-E	$32.44
Class 529-F1	$32.51
Class R-1	$32.29
Class R-2	$32.22
Class R-3	$32.38
Class R-4	$32.50
Class R-5	$32.59
Class R-6	$32.59